EXHIBIT 4.2

[Face of Security]

CUSIP NO.	SARA LEE CORPORATION

REGISTERED NO. FL	MEDIUM-TERM NOTE, SERIES E	PRINCIPAL AMOUNT: $

Due Nine Months or More from Date of Issue

If this Security is a Security in global form within the meaning of the Indenture (as defined herein), it is registered in the name of a Depositary or a nominee of the Depositary, and the following legend is applicable:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, in exchange for or in lieu of this Security is registered in the name of Cede & Co., or to such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The following summary of terms is subject to the information set forth on the reverse hereof:

ORIGINAL ISSUE DATE:		TYPE (if other than regular):	Floating Rate/Fixed Rate Inverse Floating Rate

STATED MATURITY:		FIXED INTEREST RATE (If applicable):

SPECIFIED CURRENCY:	U.S. dollars Other:	FIXED INTEREST RATE COMMENCEMENT DATE:

EXCHANGE RATE AGENT:		OPTION TO REDEEM:	Yes	No

AUTHORIZED DENOMINATIONS (if other than $1,000 and integral multiples thereof):		REDEMPTION DATE(S):

FORM: Global/Book-Entry Certificated		REDEMPTION PRICE(S):

PAYING AGENT (if other than the Trustee):		OPTION TO ELECT REPAYMENT:	Yes	No

INTEREST PAYMENT DATES:		REPAYMENT DATE(S):

REGULAR RECORD DATES:		REPAYMENT PRICE(S):

INTEREST RATE BASIS:		OPTION TO RESET:	Yes	No

CD Rate	LIBOR
CMT Rate	LIBOR Reuters	RESET DATE(S):
Commercial Paper Rate	LIBOR Moneyline Telerate
Eleventh District Cost of	Treasury Rate	RESET BASIS:
Funds Rate	Other:
Federal Funds Rate		OPTION TO EXTEND ORIGINAL
		STATED MATURITY:	Yes	No

INDEX MATURITY:		EXTENSION PERIOD:

SPREAD:		NUMBER OF EXTENSION PERIODS:

SPREAD MULTIPLIER:		FINAL MATURITY DATE:

INITIAL INTEREST RATE:		OPTION TO RENEW:	Yes	No

MAXIMUM INTEREST RATE:		INITIAL MATURITY DATE:

MINIMUM INTEREST RATE:		RENEWAL TERMS:

CALCULATION AGENT (if other than the Trustee):		SINKING FUND:	Yes	No

RESET PERIOD:			ORIGINAL ISSUE DISCOUNT
			SECURITY (Discount Security):	Yes (see below)	No

INTEREST RESET DATE(S):			AMORTIZING SECURITY:	Yes	No

INTEREST DETERMINATION DATE(S):			OTHER PROVISIONS:

ANNEX ATTACHED:	Yes	No

If this Security was issued with “original issue discount” for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed:

TOTAL AMOUNT OF OID:	ISSUE PRICE (expressed as a percentage of aggregate principal amount):

SHORT ACCRUAL PERIOD OID:	YIELD TO MATURITY:

METHOD USED TO DETERMINE YIELD FOR SHORT ACCRUAL PERIOD: Approximate Exact

SARA LEE CORPORATION, a Maryland corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                                                                           or registered assigns, the principal amount specified above on the Stated Maturity shown above, and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be.

Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment and on the Stated Maturity. The first payment of interest on any Security originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date; provided, however, that interest payable at the Stated Maturity or any Redemption Date or Repayment Date (each being herein referred to as “Maturity”) will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holder of this Security (or one or more Predecessor Securities) not less than 15 days prior to such Special Record Date, all as more fully provided in said Indenture.

If this Security is in global form as specified above, while this Security is represented by one or more global Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal of, premium, if any, and interest on such global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures. If this Security is in global form as specified above, the following legend is applicable except as specified on the reverse hereof: THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.

If this Security is in certificated form as specified above, payments of interest and, if this Security is an Amortizing Security as specified above, principal on this Security (other than interest, and if this Security is an Amortizing Security, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the last address of the Holder appearing in the registry books of the Company on the applicable Regular Record Date. Notwithstanding the foregoing, the Company will make payments of interest and, in the case of Amortizing Securities, principal to each Holder of $10,000,000 or more in aggregate principal amount of Securities in certificated form by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 days prior to the applicable Interest Payment Date.

If this Security is in certificated form as specified above, payment of the principal of, and premium, if any, and interest on this Security at Maturity will be made in immediately available funds upon surrender of this Security accompanied by wire instructions at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York; provided that this Security is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF AND THE ATTACHED ANNEX, IF ANY, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its agent, by manual signature of an authorized signatory, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

SARA LEE CORPORATION

By:

Name: Title:

ATTEST:

By:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

[Reverse of Security]

SARA LEE CORPORATION

MEDIUM-TERM NOTE, SERIES E

SECTION 1. General. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October 2, 1990, as supplemented from time to time (herein called the “Indenture”), between the Company and The Bank of New York, as successor to Continental Bank, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof. The Securities of this series may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption provisions, if any, may be subject to different sinking funds, purchase or analogous funds, if any, and may otherwise vary, all as provided in the Indenture. The Securities of this series may be issued from time to time in amounts up to an aggregate public offering price of $2,000,000,000 (or the equivalent thereof in one or more foreign currencies), subject to increase by an Officers’ Certificate.

SECTION 2. Interest Rate Calculations; Payments. The interest rate on this Security will be equal to the interest rate calculated by reference to the Interest Rate Basis specified on the face hereof (i) plus or minus the Spread, if any, (ii) multiplied by the Spread Multiplier, if any, or (iii) plus or minus the Spread, if any, and multiplied by the Spread Multiplier, if any. The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) specified on the face hereof as being applicable to this Security, and the “Spread Multiplier” is the percentage specified on the face hereof as being applicable to this Security. Specified on the face hereof is the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum and/or minimum interest rate, if any, applicable to this Security. Specified on the face hereof are particulars as to the Calculation Agent (unless otherwise specified, The Bank of New York (in such capacity, the “Calculation Agent”)), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified on the face hereof (the “Initial Interest Rate”), Interest Determination Dates, Interest Payment Dates, Regular Record Dates and Interest Reset Dates with respect to this Security.

Except as provided below, the Interest Payment Dates for the payment of interest and, if this Security is an Amortizing Security, principal on this Security will be: (i) if this Security resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (ii) if this Security resets quarterly, the third Wednesday of March, June, September and December of each year, as specified on the face hereof; (iii) if this Security resets semi-annually, the third Wednesday of each of the two months of each year specified on the face hereof; and (iv) if this Security resets annually, the third Wednesday of the one month of each year specified on the face hereof; and, in each case, at Maturity. If any Interest Payment Date, other than Maturity, for this Security is not a Business Day for this Security, such Interest Payment Date will be postponed to the next succeeding Business Day for this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. If the Maturity for this Security falls on a day that is not a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest will be payable for the period from and after the due date as a result of such delayed payment.

The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the “Reset Period” for this Security, and the first day of each Reset Period being an “Interest Reset Date”), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be: (i) if this Security resets daily, each Business Day for this Security; (ii) if this Security resets weekly (unless the Interest Rate Basis specified on the face hereof is the Treasury Rate), the Wednesday of each week; (iii) if this Security resets weekly and the Interest Rate Basis specified on the face hereof is the Treasury Rate, the Tuesday of each week (except as specified below); (iv) if this Security resets monthly (unless the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate), the third Wednesday of each month; (v) if this Security resets monthly and the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate, the first calendar day of each month; (vi) if this Security resets quarterly, the third Wednesday of each March, June, September and December; (vii) if this Security resets semi-annually, the third Wednesday of each of the two months of each year specified on the face hereof; and (viii) if this Security resets annually, the third Wednesday of the one month of each year specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. If the Interest Reset Date is not a Business Day for this Security, the Interest Reset Date will be postponed to the next succeeding Business Day for this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding London Business Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period; provided, however, that if the Interest Rate Basis specified on the face hereof is LIBOR or the Eleventh District Cost of Funds Rate, such rate will be determined on the applicable Interest Determination Date. Unless otherwise specified on the face hereof, the “Interest Determination Date” pertaining to an Interest Reset Date will be: (i) if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate (the “Commercial Paper Interest Determination Date”), the Federal Funds Rate (the “Federal Funds Interest Determination Date”) or the Prime Rate (the “Prime Interest Determination Date”), the Business Day immediately preceding such Interest Reset Date; (ii) if the Interest Rate Basis specified on the face hereof is the CD Rate (the “CD Interest Determination Date”) or the CMT Rate (the “CMT Interest Determination Date”), the second Business Day immediately preceding such Interest Reset Date; (iii) if the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate (the “Eleventh District Interest Determination Date”), the last

Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the FHLB Index (as defined below under “Determination of Eleventh District Cost of Funds Rate”); (iv) if the Interest Rate Basis specified on the face hereof is LIBOR (the “LIBOR Interest Determination Date”), the second London Business Day immediately preceding such Interest Reset Date; and (v) if the Interest Rate Basis specified on the face hereof is the Treasury Rate (the “Treasury Interest Determination Date”), the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, and (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

“Business Day” means, unless otherwise specified on the face hereof, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close; provided, however, that with respect to Securities denominated in a foreign currency, a Business Day is also not a day on which commercial banks in the Principal Financial Center (as defined below) of the country issuing the Specified Currency (or, if the Specified Currency is euro, such Business Day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open) are authorized or obligated by law, regulation or executive order to close; and provided, further, that with respect to Securities as to which LIBOR is the applicable Interest Rate Basis, such Business Day is also a London Business Day. “London Business Day” means any day on which dealings in deposits in the Designated LIBOR Currency are transacted in the London interbank market. “Principal Financial Center” means the capital city of the country issuing the currency in which the Securities are denominated or the capital city of the country to which the Designated LIBOR Currency relates (as applicable), except that with respect to the following currencies, the Principal Financial Center is the city set forth opposite such currency below:

Currency	Principal Financial Center
Australian dollars	Sydney
Canadian dollars	Toronto
Euros	London (solely in the case of the Designated LIBOR Currency)
New Zealand dollars	Auckland and Wellington
Portuguese dollars	Lisbon
South African rand	Johannesburg
Swiss francs	Zurich

and with respect to euros (other than in the case of the Designated LIBOR Currency), the Principal Financial Center means the Principal Financial Center of the participating member as is selected (in the case of payment) by the payee or (in the case of a calculation) by the Calculation Agent.

“Index Maturity” means the period to maturity of the instrument or obligation on which the interest rate basis or bases will be calculated, as specified on the face hereof.

Unless otherwise specified on the face hereof, payments on this Security with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Accrued interest is calculated by multiplying the outstanding principal amount of this Security by an accrued interest factor. Unless otherwise specified on the face hereof, this accrued interest factor is computed by adding the interest factors calculated for each day from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the Federal Funds Rate, the CD Rate, the Eleventh District Cost of Funds Rate, the Prime Rate or LIBOR, or by the actual number of days in the year, if the Interest Rate Basis specified on the face hereof is the CMT Rate or Treasury Rate.

Unless otherwise specified on the face hereof, if this Security is an Amortizing Security, payments with respect to this Security will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Security is an Amortizing Security, a table setting forth repayment information in respect to this Security will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

The Calculation Agent will calculate the interest rate on this Security, as provided below. The Calculation Agent will, upon the request of the Holder of this Security, provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Security. For purposes of calculating the rate of interest payable on this Security, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent’s determination of any interest rate will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Security.

Notwithstanding the determination of the interest rate as provided below, the interest rate on this Security for any interest period will not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified on the face hereof. The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Determination of CD Rate. If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate determined with respect to any CD Interest Determination Date will be the CD Rate on such CD Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

Unless otherwise specified on the face hereof, “CD Rate” means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication of the Board of Governors (“H.15(519)”) under the caption “CDs (Secondary Market).”

If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve Bank of New York in its daily update of H.15(519), available through the website of the Board of Governors at www.federalreserve.gov/releases/h15/update, or any successor publication (“H.15(519) Update”) under the caption “CDs (Secondary Market).”

If such rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on such Calculation Date, then the CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

Determination of CMT Rate. If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate determined with respect to any CMT Interest Determination Date will be the CMT Rate on such CMT Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

Unless otherwise specified on the face hereof, “CMT Rate” means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption “. . . Treasury Constant Maturities . . .Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.,” under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the average for the week or the month, as specified on the face hereof, ended immediately preceding the week or month, as applicable, in which the related CMT Interest Determination Date occurs.

If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date pertaining to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading U.S. government securities dealers (each, a “Reference Dealer”) in The City of New York identified by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct non-callable fixed rate obligations of the United States (“Treasury Securities”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year; provided, however, that if three or four, but not five, of such Reference Dealers provide quotations as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotations will be eliminated.

If the Calculation Agent cannot obtain three such Treasury Security quotations, the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York identified by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for Treasury Securities with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount that is representative for a single transaction in that market at that time; provided, however, that if three or four, but not five, of such Reference Dealers provide quotations as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If two Treasury Securities with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Security with the shorter remaining term to maturity will be used.

If fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date.

“Designated CMT Telerate Page” means the display on the Telerate Service, or any successor service, on the page specified on the face hereof for the purpose of displaying Treasury Constant Maturities as published in H.15(519) (or any other page as may replace such page on that service, or any successor service, for the purpose of displaying Treasury Constant Maturities as published in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page will be 7052 for the most recent week.

“Designated CMT Maturity Index” means the original period to maturity of the Treasury Securities (either one, two, three, five, seven, ten, twenty or thirty years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index will be two years.

Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate determined with respect to any Commercial Paper Interest Determination Date will be the Commercial Paper Rate on such Commercial Paper Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified on the face hereof.

Unless otherwise specified on the face hereof, “Commercial Paper Rate” means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the caption “Commercial Paper–Nonfinancial.”

If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in H.15 Daily Update under the caption “Commercial Paper–Nonfinancial.”

If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

“Money Market Yield” means be a yield (expressed as a percentage rounded, if necessary, to the nearest one one hundred-thousandth of a percent) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100

360 - (D x M)

where “D” refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which accrued interest is being calculated.

Determination of Eleventh District Cost of Funds Rate. If the Interest Rate Basis specified on the face hereof is the Eleventh District Cost of Funds Rate, the interest rate determined with respect to any Eleventh District Interest Determination Date will be the Eleventh District Cost of Funds Rate on such Eleventh District Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Unless otherwise specified on the face hereof, “Eleventh District Cost of Funds Rate” means, with respect to any Eleventh District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Interest Determination Date as set forth under the caption “11th District” on display on Moneyline Telerate (or any successor service) on Page 7058 (or any successor page as may replace such page on such service) as of 11:00 A.M., San Francisco time, on such Eleventh District Interest Determination Date.

If such rate does not appear on Moneyline Telerate Page 7058 on such Eleventh District Interest Determination Date, the Eleventh District Cost of Funds Rate with respect to such Eleventh District Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “FHLB Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such Eleventh District Interest Determination Date, then the Eleventh District Cost of Funds Rate with respect to such Eleventh District Interest Determination Date will be the Eleventh District Cost of Funds Rate then in effect on such Eleventh District Interest Determination Date.

Determination of Federal Funds Rate. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the interest rate determined with respect to any Federal Funds Interest Determination Date will be the Federal Funds Rate on such Federal Funds Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Unless otherwise specified on the face hereof, “Federal Funds Rate” means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the caption “Federal Funds (effective)” and displayed on Moneyline Telerate (or any successor service) on Page 120 (or any successor page as may replace such page on such service) (“Moneyline Telerate Page 120”).

If such rate does not so appear on Moneyline Telerate Page 120 or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update under the caption “Federal Funds (effective).”

If such rate is not published by 3:00 P.M., New York City time, on such Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

Determination of LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate determined with respect to any LIBOR Interest Determination Date will be LIBOR on such LIBOR Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Unless otherwise specified on the face hereof, LIBOR means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

(a) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (i) if “LIBOR Reuters” is specified on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate will be used) for deposits in the Designated LIBOR Currency (as defined below) having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page; or (ii) if “LIBOR Moneyline Telerate” is specified on the face hereof, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page specified on the face hereof as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Moneyline Telerate, whichever may be applicable, LIBOR with respect to such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in paragraph (b) below.

(b) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate will be used), or on which no rate appears on the Designated LIBOR Page with respect to LIBOR Moneyline Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date having the Index Maturity specified on the face hereof in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means the currency, if any, designated on the face hereof as the Designated LIBOR Currency, or if no such currency is designated on the face hereof, U.S. dollars.

“Designated LIBOR Page” means either: (i) if “LIBOR Reuters” is specified on the face hereof, the display on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency; or (ii) if “LIBOR Moneyline Telerate” is specified on the face hereof, the display on the Moneyline Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency. If neither LIBOR Reuters nor LIBOR Moneyline Telerate is specified on the face hereof, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Moneyline Telerate (and, if the U.S. dollar is the Designated LIBOR Currency, page 3750) had been chosen.

Determination of Prime Rate. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate determined with respect to any Prime Interest Determination Date will be the Prime Rate on such Prime Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Unless otherwise specified on the face hereof, “Prime Rate” means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the caption “Bank prime loan.”

If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be the rate on such date as published in H.15 Daily Update under the caption “Bank prime loan.”

If such rate is not published either in H.15(519) or H.15(519) Daily Update by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen US PRIME 1 Page as such bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen US PRIME 1 Page with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates (quoted on the basis of the actual number of days in the year divided by 360) as of the close of business on such Prime Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on such date in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by a federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date.

“Reuters Screen US PRIME 1 Page” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

Determination of Treasury Rate. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate determined with respect to any Treasury Interest Determination Date will be the Treasury Rate on such Treasury Interest Determination Date plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

Unless otherwise specified on the face hereof, “Treasury Rate” means, with respect to any Treasury Interest Determination Date, the rate set at the most recent auction of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof and published under the caption “INVESTMENT RATE” on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace such page on such service) (“Moneyline Telerate Page 56”) or page 57 (or any other page as may replace such page on such service) (“Moneyline Telerate Page 57”) or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or the other recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

If such rate is not so published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

If the auction rate is not so announced by the United States Department of the Treasury on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no auction of Treasury Bills is held, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Interest Determination Date of Treasury Bills having the index maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the Calculation Date, the rate on the Treasury Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or the other recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate on the Treasury Interest Determination Date will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100

360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

This Security may be issued with the principal amount payable at Maturity and/or with interest payable hereon on an Interest Payment Date to be determined by reference to the price or prices of specified securities or commodities, securities or commodities exchange indices, the relationship between two or more specified currencies or other factors (each an “Indexed Security”), as shall be indicated above under “Other Provisions.” Specific information pertaining to the method for determining the principal amount payable at Maturity or the amount of interest to be paid on an Interest Payment Date with reference to the specified index shall be included above under “Other Provisions.”

The Calculation Agent will calculate the interest rate on this Security in accordance with the foregoing no later than the Calculation Date.

All percentages resulting from any calculation with respect to this Security will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all amounts used in or resulting from any such calculation with respect to this Security will be rounded, in the case of U.S. dollars, to the nearest cent or in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

The Company is obligated to make payment of principal, premium, if any, and interest in respect of this Security in the Specified Currency (or, if the Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued the Specified Currency as at the time of such payment is legal tender for the payment of such debts). If the Specified Currency is other than U.S. dollars, any such amounts so payable by the Company will be converted by the Exchange Rate Agent specified on the face hereof into U.S. dollars for payment to the Holder of this Security; provided, however, that the Holder of this Security may elect to receive such amounts in such Specified Currency pursuant to the provisions set forth below.

If the Specified Currency is other than U.S. dollars and the Holder of this Security shall not have duly made an election to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency, any U.S. dollar amount to be received by the Holder of this Security will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Securities scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holder of this Security by deductions from such payments. If three such bid quotations are not available, payments on this Security will be made in the Specified Currency.

If the Specified Currency is other than U.S. dollars, the Holder of this Security may elect to receive all or a specified portion of any payment of principal, premium, if any, and/or interest in respect of this Security in the Specified Currency by submitting a written request for such payment to the Trustee at its Corporate Trust Office located in the Borough of Manhattan, The City of New York on or prior to the applicable Record Date or at least 15 days prior to Maturity, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. The Holder of this Security may elect to receive all or a specified portion of all future payments in the Specified Currency in respect of such principal, premium, if any, and/or interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice delivered to the Trustee on or prior to the applicable Record Date or at least 15 days prior to Maturity, as the case may be.

If the Specified Currency is other than U.S. dollars and if the Specified Currency is not available for any required payment of principal, premium, if any, and/or interest due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below), computed by the Exchange Rate Agent, on the second Business Day immediately preceding such payment date or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise specified on the face hereof. The “Market Exchange Rate” for the Specified Currency means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes by (or if not so certified, as otherwise determined by) the Federal Reserve Bank of New York. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default (as defined in the Indenture).

All determinations referred to above made by the Company or its agent (including the Exchange Rate Agent) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder of this Security.

SECTION 3. Optional Redemption. Unless one or more Redemption Dates are specified on the face hereof, this Security shall not be redeemable at the option of the Company prior to the Stated Maturity. If one or more Redemption Dates (or ranges of Redemption Dates) are so specified, this Security will be subject to redemption on any such date (or during any such range) at the option of the Company, upon notice by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date specified in such notice, at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together with accrued interest to the Redemption Date, but payments due with respect to this Security prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. The Company may elect to redeem less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such redemption is an Authorized Denomination specified on the face hereof. In the event of redemption of this Security in part only, the Company will not be required to (i) issue, register the transfer of or exchange any Security during a period of 15 days immediately preceding the day of the first mailing of the notice of redemption or (ii) register the transfer or exchange of any Security, or any portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Upon such partial redemption, this Security will be canceled and a new Security or Securities representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

SECTION 4. Optional Repayment. Unless one or more Repayment Dates are specified on the face hereof, this Security shall not be repayable at the option of the Holder prior to the Stated Maturity. If one or more Repayment Dates (or ranges of Repayment Dates) are so specified, this Security will be subject to repayment on any such date (or during any such range) at the option of the Holder at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount of this Security), together with accrued interest to the Repayment Date, but payments due with respect to this Security prior to the Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date or Special Record Date, all as provided in the Indenture. In order for this Security to be repaid prior to Stated Maturity, the Trustee must receive at least 30 days but not more than 60 days prior to a Repayment Date: (a) appropriate wire transfer instructions and (b) either (i) this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed or (ii) a telegram, telex, facsimile transmission or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Security, the principal amount of this Security, the portion of the principal amount of this Security to be repaid, the certificate number or a description of the tenor and terms of this Security, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Security with the form attached hereto entitled “Option to Elect Repayment” duly completed will be received by the Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause (b)(ii) of the preceding sentence is followed, this Security with such form duly completed must be received by the Trustee by such fifth Business Day. Exercise of the repayment option by the Holder of this Security will be irrevocable, except that a Holder who has tendered this Security for repayment may revoke such tender for repayment by written notice to the Trustee until the close of business on the tenth day prior to the Repayment Date. The repayment option may be exercised by the Holder for less than the entire principal amount hereof, provided that the principal amount, if any, of this Security that remains outstanding after such repayment is an Authorized Denomination specified on the face hereof. No transfer or exchange of any Security, or portion thereof, as to which a repayment option has been exercised will be permitted after such exercise. Upon such partial repayment, this Security will be canceled and a new Security or Securities representing the unrepaid portion hereof will be issued in the name of the Holder hereof.

If this Security is in global form as specified on the face hereof, while this Security is represented by one or more global Securities registered in the name of the Depositary or its nominee, the option for repayment may be exercised only by a participant that has an account with the Depositary, on behalf of the beneficial owner of this Security, by delivering a written notice substantially similar to the form attached hereto entitled “Option to Elect Repayment” duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 days but not more than 60 days prior to a Repayment Date. A notice of election from a participant on behalf of the beneficial owner of this Security to exercise the option to have this Security repaid must be received by the Trustee prior to 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of this Security must so direct the applicable participant before such participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, the beneficial owner of this Security should consult the participant through which such beneficial owner owns its interest herein for the deadline for such participant. All notices shall be executed by a duly authorized officer of such participant (with signatures guaranteed) and will be irrevocable. In addition, the beneficial owner of this Security shall effect delivery at the time such notice of election is given to the Depositary by causing the applicable participant to transfer such beneficial owner’s interest in this Security, on the Depositary’s records, to the Trustee.

SECTION 5. Optional Interest Reset. If so specified on the face hereof, the Company may reset the Spread and/or Spread Multiplier specified on the face hereof on the Reset Date or Dates specified on the face hereof. The Company may exercise such option by notifying the Trustee of such exercise at least 45 days but not more than 60 days prior to a Reset Date. If the Company so notifies the Trustee of such exercise, not later than 40 days prior to such Reset Date, the Trustee will mail (first class, postage prepaid) to the Holder of this Security a notice (the “Reset Notice”) setting forth (i) the Company’s election to reset the Spread and/or Spread Multiplier, (ii) the new Spread and/or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Reset Date to the next Reset Date, or if there is no next Reset Date, to the Stated Maturity of this Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to a Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Reset Date by mailing or causing the Trustee to mail (first class, postage prepaid) notice of such higher Spread and/or Spread Multiplier to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the Spread and/or Spread Multiplier is reset on a Reset Date to a higher Spread and/or Spread Multiplier will bear such higher Spread and/or Spread Multiplier, whether or not tendered for repayment as provided in the next paragraph.

If the Company elects to reset the Spread and/or Spread Multiplier of this Security, the Holder of this Security will have the option to elect repayment of this Security, in whole but not in part, on the Reset Date at a price equal to the principal amount hereof plus accrued interest to such Reset Date. In order for this Security to be so repaid on a Reset Date, the Holder must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 days but not more than 35 days prior to such Reset Date. If the Holder has tendered this Security for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business, on the tenth day prior to such Reset Date.

SECTION 6. Optional Extension of Maturity. If so specified on the face hereof, the Company may extend the Stated Maturity of this Security for one or more periods, as specified on the face hereof (each, an “Extension Period”), up to but not beyond the date (the “Final Maturity Date”) specified on the face hereof. The Company may exercise such option with respect to this Security by notifying the Trustee of such exercise at least 45 days but not more than 60 days prior to the Stated Maturity of this Security in effect prior to the exercise of such option. If the Company so notifies the Trustee of such exercise, the Trustee will mail (first class, postage prepaid), not later than 40 days prior to the Stated Maturity then in effect to the Holder of this Security a notice (the “Extension Notice”) relating to such Extension Period setting forth: (i) the Company’s election to extend the Stated Maturity of this Security, (ii) the new Stated Maturity (which shall then be considered the Stated Maturity for all purposes of this Security), (iii) the Spread and/or Spread Multiplier applicable to such Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Trustee’s mailing of the Extension Notice, the Stated Maturity of this Security will be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Security will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 days prior to the Stated Maturity of this Security which was in effect prior to the mailing of an Extension Notice, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher Spread and/or Spread Multiplier for the Extension Period by mailing or causing the Trustee to mail (first class, postage prepaid) notice of such higher Spread and/or Spread Multiplier to the Holder of this Security. Such notice will be irrevocable. All Securities with respect to which the Stated Maturity is extended will bear such higher Spread and/or Spread Multiplier for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

If the Company elects to extend the Stated Maturity of this Security, the Holder will have the option to elect repayment of this Security, in whole but not in part, on the Stated Maturity in effect prior to the mailing of the Extension Notice at a price equal to the principal amount hereof, plus accrued interest to such date. In order for this Security to be so repaid on the Stated Maturity in effect prior to the mailing of the Extension Notice, the Holder of this Security must follow the procedures specified under Section 4 for optional repayment, except that the period for delivery of this Security or notification to the Trustee will be at least 25 days but not more than 35 days prior to such Stated Maturity. If the Holder has tendered this Security for repayment following receipt of an Extension Notice, the Holder may revoke such tender for repayment by written notice to the Trustee received prior to the close of business, on the tenth day prior to such Stated Maturity.

SECTION 7. Optional Renewal. If so specified on the face hereof, the Holder may renew the term of this Security on an Interest Payment Date specified on the face hereof occurring in or prior to the twelfth month following the Original Issue Date (the “Initial Maturity Date”). On the Interest Payment Date occurring in the sixth month (unless a different interval (the “Special Election Interval”) is specified on the face hereof) prior to the Initial Maturity Date (the “Initial Renewal Date”) and on the Interest Payment Date occurring in each sixth month (or in the last month of a Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a “Renewal Date”), the term of this Security may be extended to the Interest Payment Date occurring in the twelfth month (or in the last month of a period equal to twice the Special Election Interval) after such Renewal Date, if the Holder elects to extend the term of this Security as provided below. If the Holder does not elect to extend the term of any portion of the principal amount of this Security during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or in the last month of a Special Election Interval) after such Renewal Date (the “New Maturity Date”).

In order for the term of this Security to be renewed prior to a Renewal Date, the Trustee must receive at its Corporate Trust Office, at least 15 days but not more than 30 days prior to a Renewal Date (unless another period is specified on the face hereof as the “Special Election Period”), notice to such effect. Such election will be irrevocable and will be binding upon each subsequent Holder of this Security. The Holder may elect to renew the term of this Security with respect to less than the entire principal amount hereof only if so specified on the face hereof and only in such principal amount, or any integral multiple in excess thereof, as specified on the face hereof. Notwithstanding the foregoing, the term of this Security may not be extended beyond the Stated Maturity specified on the face hereof.

If the Holder does not elect to renew the term of this Security, this Security must be presented to the Trustee (or any Paying Agent) simultaneously with notice thereof (or, in the event such notice, together with a guarantee of delivery, is transmitted on behalf of a Holder from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States, within five Business Days after the date of such notice). If this Security is in certificated form, as soon as practicable following receipt of this Security, the Trustee (or any Paying Agent) shall issue in exchange therefor in the name of such Holder: (i) a Security, in principal amount equal to the principal amount of such exchanged Security for which the election to renew the term thereof was not exercised, with terms identical to those specified herein (except for the Original Issue Date and the Initial Interest Rate and except that such Security shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date); and (ii) a replacement Security, in a principal amount equal to the principal amount, if any, of such exchanged Security for which the election to renew was made, with terms identical to the exchanged Security.

SECTION 8. Sinking Fund. This Security is not subject to a sinking fund unless otherwise specified on the face hereof.

SECTION 9. Original Issue Discount Securities. Notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security as specified on the face hereof, the amount payable in the event the principal amount hereof is declared to be due and payable immediately by reason of an Event of Default or in the event of redemption or repayment hereof prior to the Stated Maturity hereof, in lieu of the principal amount due at the Stated Maturity hereof, will be the Amortized Face Amount of this Security as of the date of declaration, redemption or repayment, as the case may be. The “Amortized Face Amount” of this Security will be the amount equal to the sum of (i) the principal amount of this Security multiplied by the Issue Price specified on the face hereof and (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount hereof that has accrued at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, as the case may be, but in no event will the Amortized Face Amount of this Security exceed its principal amount.

For the purpose of determining whether Holders of the requisite principal amount of Securities of a series outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Securities will be the Amortized Face Amount of such Securities as of the date of such determination as specified above.

SECTION 10. Events of Default. If any Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that notwithstanding anything herein to the contrary, if this Security is an Original Issue Discount Security, the amount so declared to be due and payable will be the Amortized Face Amount of this Security as of the date of such declaration as specified under Section 9.

SECTION 11. Modification or Waiver; Right of Holders Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 50% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Securities of such series. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the right of the Holder of this Security, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

SECTION 12. Discharge, Legal Defeasance and Covenant Defeasance. The Indenture contains provisions, which apply to this Security, for defeasance at any time of (i) the entire indebtedness of this Security and (ii) certain restrictive covenants and the related Events of Default, subject in either case to compliance by the Company with certain conditions specified therein, including that in the event of defeasance pursuant to Section 10.1(A) of the Indenture the Holder of this Security shall only be able to look to the trust fund established pursuant to Section 10.1(A) for payment of principal of, and premium, if any, and interest on this Security until Maturity.

SECTION 13. Authorized Denominations. Unless otherwise specified on the face hereof, the Securities of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Securities of this series are exchangeable for Securities of this series of like aggregate principal amount and like tenor and with like terms and conditions of a different Authorized Denomination, as requested by the Holder surrendering the same.

SECTION 14. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Security is registerable in the registry books of the Company upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for that purpose in any place where the principal of, and premium, if any, and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar (which will initially be the Trustee at its Corporate Trust Office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor and with like terms and conditions of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If this Security is in global form as specified on the face hereof, this Security is exchangeable for certificated Securities only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SECTION 15. Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

SECTION 16. Governing Law. The Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.

SECTION 17. Defined Terms. Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture will have the meanings assigned to them in the Indenture; and all references in the Indenture to “Security” or “Securities” will be deemed to include the Securities. With respect to the Securities of this series, the term “Principal Domestic Property,” as set forth in the Indenture, shall mean any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing or distribution, located in the United States, owned or leased by the Issuer or a Subsidiary and having a gross book value (without deduction for depreciation reserves) in excess of $50,000,000, other than any such facility or portion thereof which, in the opinion of the Board of Directors of the Issuer, is not of material importance to the total business conducted by the Issuer and its Subsidiaries as an entirety.

OPTION TO ELECT REPAYMENT

[To be completed only if this Security is repayable at the option of the Holder and the Holder elects to exercise such rights]

The undersigned owner of this Security hereby irrevocably elects to have the Company repay the principal amount of this Security or portion hereof below designated at the applicable Repayment Price indicated on the face hereof plus accrued interest to the Repayment Date pursuant to Section 4 of this Security.

If less than the entire principal amount of this Security, specify the portion to be repaid:

Specify the denomination(s) (which shall be an Authorized Denomination) of the Security or Securities to be issued to the undersigned for the portion of this Security not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid):

Dated:
Signature
Sign exactly as name appears on the front of this Security.

Indicate address where check is to be sent, if repaid:

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

NOTICE:	THE SIGNATURE TO THIS OPTION TO ELECT REPAYMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	Custodian
	(Cust)	(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING

NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                              attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature Sign exactly as name appears on the front of this Security

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.